================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               TECHNISOURCE, INC.
             (Exact name of registrant as specified in its charter)

             FLORIDA                                   59-2786227
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

 1901 WEST CYPRESS CREEK ROAD, SUITE 202
        FT. LAUDERDALE, FLORIDA                          33309
 (Address of principal executive office)               (zip code)

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered
               NONE                                      NONE

         Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                                (Title of class)

================================================================================

                               TECHNISOURCE, INC.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Registrant's Common Stock, par value $.01 per share, appearing under the caption "Description of Capital Stock" in the Prospectus included as a part of the Registrant's Registration Statement on Form S-1, File No. 333-50803, filed with the Securities and Exchange Commission on April 23, 1998 (the "Form S-1 Registration Statement"), as amended, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The following exhibits are filed herewith:

         1. Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement)

         2. Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement)

         3. Copy of stock certificate for the securities registered hereunder (incorporated herein by reference to Exhibit 4.2 to the Form S-1 Registration Statement)

                  ---------------------

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  TECHNISOURCE, INC.

                                  By:/S/ JOSEPH W. COLLARD
                                     -------------------------------------------
                                     Joseph W. Collard, Chief Executive Officer

                                  Date:      June 3, 1998